CARMAX REPORTS RECORD FOURTH QUARTER

AND FISCAL YEAR RESULTS

Richmond, Va., April 10, 2013 – CarMax, Inc. (NYSE:KMX) today reported record results for the fourth quarter and fiscal year ended February 28, 2013.

▪	Net sales and operating revenues increased 14% to $2.83 billion in the fourth quarter. For the fiscal year, net sales and operating revenues increased 10% to $10.96 billion.

▪	Used unit sales in comparable stores increased 6% in the fourth quarter and 5% in the fiscal year.

▪	Total used unit sales rose 12% in the fourth quarter and 10% in the fiscal year.

▪	Total wholesale unit sales increased 7% in the fourth quarter and 3% in the fiscal year.

▪	CarMax Auto Finance (CAF) income increased 15% to $76.0 million in the fourth quarter. For the fiscal year, CAF income rose 14% to $299.3 million.

▪

Net earnings grew 13% to $107.2 million in the fourth quarter.  For the fiscal year, net earnings increased 5% to $434.3 million.  The growth in net earnings per diluted share was similar to the net earnings growth, up 12% to $0.46 per share in the fourth quarter and up 4% to $1.87 per share for the fiscal year.

“We are pleased to report solid increases in used and wholesale vehicle unit sales and CAF income, which allowed us to achieve record earnings for both the fourth quarter and the fiscal year,” said Tom Folliard, president and chief executive officer.  “We believe our long-term focus on developing associates, enhancing the customer experience, driving efficiencies, and building our store base continues to drive great results.”

Fourth Quarter Business Performance Review

Sales.  Used vehicle sales growth remained strong, with total used units climbing 12% and comparable store used units up 6%, despite having one fewer day in this year’s quarter.  The comparable store used unit growth was driven by improved conversion, which we believe benefited from several factors, including more compelling credit offers from CAF, increased inventory selection and continued strong in-store execution.

For the fiscal year, our data indicates that we increased our share of the late-model (0- to 6-year old) used vehicle market by approximately 3%.  The data indicates our share growth in the broader, 0- to 10-year old, used vehicle market was up approximately 6%, reflecting shifts in our inventory mix in recent years in response to changing customer needs.

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Wholesale vehicle unit sales grew 7% compared with last year’s quarter.  Wholesale unit sales benefited from the growth in our store base, as well as modest increases in appraisal traffic and our appraisal buy rate.

Other sales and revenues declined 4% compared with the prior year’s fourth quarter.    Extended service plan (ESP) revenues increased 3%, as the effect of increases in used unit sales and ESP penetration was partially offset by an increase in our allowance for ESP returns.  This adjustment reduced net earnings by $0.01 per share.  Net third-party finance fees declined $5.2 million, due in part to a larger absolute number of financings sold at a discount.  Third-party subprime providers (those who purchase financings at a discount) originated 15% of used vehicle unit sales in both the current year’s and the prior year’s fourth quarter.

Gross Profit.  Total gross profit increased 9% to $369.2 million, primarily reflecting the increased used and wholesale vehicle unit sales.  Used vehicle gross profit rose  12% to $253.3 million, driven by the 12% increase in used unit sales.  Used vehicle gross profit per unit remained stable at $2,141 versus $2,135 in last year’s fourth quarter.  Wholesale vehicle gross profit increased 11% to $77.6 million, largely due to the 7% increase in wholesale unit sales.  Wholesale vehicle gross profit per unit rose 4% to $985.  Other gross profit fell 8% to $37.4 million, largely due to the reduction in net third party-finance fees and the increase in the ESP return allowance.

SG&A.  Selling, general and administrative expenses increased 9% to $265.5 million.  The increase reflected the combination of the 10% increase in our store base since the beginning of last year’s fourth quarter (representing the addition of 11 stores), higher variable selling costs resulting from the 6% increase in comparable store used unit sales, and an increase in advertising expense.  SG&A per retail unit declined to $2,212 versus $2,265 in the prior year’s quarter.

CarMax Auto Finance.(1)    CAF income increased 15% to $76.0 million primarily as a result of the  17% increase in average managed receivables, which grew to $5.74 billion.  The increase in average managed receivables reflected the rise in CAF origination volumes throughout fiscal 2012 and fiscal 2013 resulting from an expansion of CAF’s loan penetration rate, as well as our retail unit sales growth and higher average amounts financed.

The allowance for loan losses increased moderately to 1.0% of managed receivables as of February 28, 2013, compared with 0.9% as of February 29, 2012.  Continued favorable loss experience partially offset the effect of the change in credit mix resulting from CAF’s transition back to our pre-recession origination strategy beginning in fiscal 2012.

Superstore Openings.  During the fourth quarter, we opened two stores, adding stores in the Denver, Colorado, and Jacksonville, Florida, markets.  In total, we opened ten stores in fiscal 2013, bringing our used car superstore count to 118 as of February 28, 2013.    Subsequent to the end of the year, we opened a small format store in Harrisonburg, Virginia.

Share Repurchase Program.  During the fourth quarter of fiscal 2013, we repurchased 4.0 million shares of common stock for $151.7 million pursuant to our share repurchase program.  For the fiscal year, we repurchased 5.8 million shares at a cost of $211.9 million.

(1)Although CAF benefits from certain indirect overhead expenditures, we have elected not to allocate indirect costs to CAF in order to avoid making arbitrary allocation decisions.

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Supplemental Financial Information

Sales Components

	Three Months Ended			Years Ended
	As of February 28 or 29(1)			As of February 28 or 29(1)
(In millions)	2013	2012	Change	2013	2012	Change
Used vehicle sales	$2,297.4	$1,973.7	16.4%	$8,747.0	$7,826.9	11.8%
New vehicle sales	45.2	45.8	(1.5)%	207.7	200.6	3.6%
Wholesale vehicle sales	427.1	395.7	7.9%	1,759.6	1,721.6	2.2%
Other sales and revenues:
Extended service plan revenues	50.1	48.6	3.2%	202.9	179.6	13.0%
Service department sales	25.4	24.0	5.8%	101.8	98.6	3.2%
Third-party finance fees, net	(17.1)	(12.0)	(43.3)%	(56.1)	(23.8)	(136.0)%
Total other sales and revenues	58.4	60.6	(3.7)%	248.6	254.5	(2.3)%
Total net sales and operating revenues	$2,827.9	$2,475.8	14.2%	$10,962.8	$10,003.6	9.6%

(1)  Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.

Comparable Store Used Vehicle Sales Changes

	Three Months Ended		Years Ended
	February 28 or 29		February 28 or 29
	2013	2012	2013	2012
Used vehicle units	6%	4%	5%	1%
Used vehicle dollars	10%	7%	7%	7%

Total Used Vehicle Sales Changes

	Three Months Ended		Years Ended
	February 28 or 29		February 28 or 29
	2013	2012	2013	2012
Used vehicle units	12%	6%	10%	3%
Used vehicle dollars	16%	10%	12%	9%

Unit Sales

	Three Months Ended		Years Ended
	February 28 or 29		February 28 or 29
	2013	2012	2013	2012
Used vehicles	118,306	105,769	447,728	408,080
New vehicles	1,691	1,727	7,855	7,679
Wholesale vehicles	78,720	73,897	324,779	316,649

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Average Selling Prices

	Three Months Ended		Years Ended
	February 28 or 29		February 28 or 29
	2013	2012	2013	2012
Used vehicles	$19,287	$18,495	$19,351	$18,995
New vehicles	$26,591	$26,409	$26,316	$25,986
Wholesale vehicles	$5,271	$5,208	$5,268	$5,291

Selected Operating Ratios

	Three Months Ended				Years Ended
	February 28 or 29				February 28 or 29
(In millions)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
Net sales and operating revenues	$2,827.9	100.0	$2,475.8	100.0	$10,962.8	100.0	$10,003.6	100.0
Gross profit	$369.2	13.1	$338.2	13.7	$1,464.4	13.4	$1,378.8	13.8
CarMax Auto Finance income	$76.0	2.7	$66.1	2.7	$299.3	2.7	$262.2	2.6
Selling, general, and administrative
expenses	$265.5	9.4	$243.5	9.8	$1,031.0	9.4	$940.8	9.4
Interest expense	$8.0	0.3	$8.4	0.3	$32.4	0.3	$33.7	0.3
Earnings before income taxes	$172.2	6.1	$152.8	6.2	$701.4	6.4	$666.9	6.7
Net earnings	$107.2	3.8	$95.0	3.8	$434.3	4.0	$413.8	4.1

(1)Calculated as the ratio of the applicable amount to net sales and operating revenues.

Gross Profit

	Three Months Ended			Years Ended
	February 28 or 29			February 28 or 29
(In millions)	2013	2012	Change	2013	2012	Change
Used vehicle gross profit	$253.3	$225.8	12.2%	$971.5	$888.6	9.3%
New vehicle gross profit	0.9	1.4	(34.4)%	5.0	6.5	(23.8)%
Wholesale vehicle gross profit	77.6	70.2	10.5%	308.1	301.8	2.1%
Other gross profit	37.4	40.8	(8.2)%	179.8	181.9	(1.2)%
Total	$369.2	$338.2	9.2%	$1,464.4	$1,378.8	6.2%

Gross Profit per Unit

	Three Months Ended				Years Ended
	February 28 or 29				February 28 or 29
	2013		2012		2013		2012
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,141	11.0	$2,135	11.4	$2,170	11.1	$2,177	11.4
New vehicle gross profit	$525	2.0	$784	3.0	$630	2.4	$847	3.2
Wholesale vehicle gross profit	$985	18.2	$950	17.7	$949	17.5	$953	17.5
Other gross profit	$312	64.2	$379	67.3	$395	72.3	$438	71.5
Total gross profit	$3,077	13.1	$3,146	13.7	$3,214	13.4	$3,316	13.8

(1)Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.

(2)Calculated as a percentage of its respective sales or revenue.

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SG&A Expenses

	Three Months Ended			Years Ended
	February 28 or 29			February 28 or 29
(In millions)	2013	2012	Change	2013	2012	Change
Compensation and benefits (1)	$154.8	$136.8	13.2%	$581.9	$521.0	11.7%
Store occupancy costs	50.1	45.2	10.5%	199.9	187.6	6.5%
Advertising expense	29.6	23.7	24.4%	106.3	99.1	7.2%
Other overhead costs (2)	31.0	37.8	(17.4)%	142.9	133.1	7.5%
Total SG&A expenses	$265.5	$243.5	9.0%	$1,031.0	$940.8	9.6%

(1)Excludes compensation and benefits related to reconditioning and vehicle repair service, which is included in cost of sales.

(2)            Includes IT expenses, insurance, bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.

Components of CAF Income and Other CAF Information

	Three Months Ended February 28 or 29				Years Ended February 28 or 29
(In millions)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
Interest margin:
Interest and fee income	$126.4	8.8	$114.7	9.4	$495.3	9.2	$448.7	9.6
Interest expense	(22.7)	(1.6)	(25.8)	(2.1)	(95.1)	(1.8)	(106.1)	(2.3)
Total interest margin	103.7	7.2	88.9	7.3	400.2	7.4	342.6	7.3
Provision for loan losses	(16.0)	(1.1)	(11.5)	(0.9)	(56.2)	(1.0)	(36.4)	(0.8)
Total interest margin after
provision for loan losses	87.7	6.1	77.4	6.3	344.0	6.4	306.2	6.6

Other income	―	―	0.1	―	―	―	1.5	―
Total direct expenses	(11.7)	(0.8)	(11.4)	(0.9)	(44.7)	(0.8)	(45.5)	(1.0)
CarMax Auto Finance income	$76.0	5.3	$66.1	5.4	$299.3	5.6	$262.2	5.6

Total average managed
receivables	$5,744.3		$4,894.4		$5,385.5		$4,662.4
Net loans originated	$979.9		$717.7		$3,445.3		$2,842.9
Net CAF penetration rate	42.6%		36.5%		39.4%		36.7%
Weighted average contract rate	7.1%		8.7%		7.9%		8.8%

Ending allowance for loan
losses	$57.3		$43.3		$57.3		$43.3

Warehouse facility information:
Ending funded receivables	$792.0		$553.0		$792.0		$553.0
Ending unused capacity	$908.0		$1,047.0		$908.0		$1,047.0

(1)Annualized percent of total average managed receivables.

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Earnings Highlights

	Three Months Ended			Years Ended
	February 28 or 29			February 28 or 29
(In millions except per share data)	2013	2012	Change	2013	2012	Change
Net earnings	$107.2	$95.0	12.8%	$434.3	$413.8	5.0%
Diluted weighted average shares outstanding	231.1	231.3	(0.1)%	231.8	230.7	0.5%
Net earnings per diluted share	$0.46	$0.41	12.2%	$1.87	$1.79	4.5%

Planned Store Openings

We currently plan to open the following superstores within 12 months from February 28, 2013:

Location	Television Market	Market Status	Planned Opening Date
Harrisonburg, Virginia (1)	Harrisonburg	New	Q1 Fiscal 2014
Columbus, Georgia	Columbus	New	Q1 Fiscal 2014
Savannah, Georgia	Savannah	New	Q1 Fiscal 2014
Katy, Texas	Houston	Existing	Q2 Fiscal 2014
Fairfield, California	Sacramento	Existing	Q2 Fiscal 2014
Jackson, Tennessee	Jackson	New	Q3 Fiscal 2014
Brandywine, Maryland	Washington/Baltimore	Existing	Q3 Fiscal 2014
St. Louis, Missouri	St. Louis	New	Q3 Fiscal 2014
St. Peters, Missouri	St. Louis	New	Q4 Fiscal 2014
Newark, Delaware	Philadelphia	New	Q4 Fiscal 2014
King of Prussia, Pennsylvania	Philadelphia	New	Q4 Fiscal 2014
Frederick, Maryland	Washington/Baltimore	Existing	Q4 Fiscal 2014
Elk Grove, California	Sacramento	Existing	Q4 Fiscal 2014

(1) Store opened in March 2013.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.  We currently estimate capital expenditures will total approximately $300 million in fiscal 2014.  We expect to open between 10 and 15 superstores in each of the following 2 fiscal years.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, April 10, 2013.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 26808736.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

A webcast replay of the call will be available at investor.carmax.com beginning at approximately 1:00 p.m. ET on April 10, 2013, through June 20, 2013.  A telephone replay also will be available through April 17, 2013, and may be accessed by dialing 1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 26808736.

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First Quarter Fiscal 2014 Earnings Release Date

We currently plan to release results for the first quarter ending May 31, 2013, on Friday, June 21, 2013, before the opening of the New York Stock Exchange.  We will host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in early June 2013.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for nine consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 119 used car superstores in 59 markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the twelve months ended February 28, 2013, the company retailed 447,728 used vehicles and sold 324,779 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in general or regional U.S. economic conditions.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability related to our third-party financing providers.
•	Changes in the competitive landscape within our industry.
•	Significant changes in retail prices for used and new vehicles.
•	A reduction in the availability of or access to sources of inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer information.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The loss of key employees from our store, regional or corporate management teams or a significant increase in labor costs.
•	The failure of key information systems.
•	The effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers or manufacturer recalls.
•	The occurrence of severe weather events.
•	Factors related to the seasonal fluctuations in our business.
•	Factors related to the geographic concentration of our superstores.
•	Acts of terrorism, the outbreak of war, or other significant national or international events.

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For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, and our quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4107.  We disclaim any intent or obligation to update our forward-looking statements.

Contacts:

Investors and Financial Media:

         Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

         Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

         Trina Lee, Director, Public Relations, (855) 887-2915

         Britt Farrar, Manager, Public Relations, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended February 28 or 29				Years Ended February 28 or 29
(In thousands except per share data)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,297,352	81.2	$1,973,698	79.7	$8,746,965	79.8	$7,826,911	78.2
New vehicle sales	45,183	1.6	45,848	1.9	207,726	1.9	200,584	2.0
Wholesale vehicle sales	427,060	15.1	395,721	16.0	1,759,555	16.1	1,721,647	17.2
Other sales and revenues	58,353	2.1	60,582	2.4	248,572	2.3	254,457	2.5
NET SALES AND OPERATING REVENUES	2,827,948	100.0	2,475,849	100.0	10,962,818	100.0	10,003,599	100.0
Cost of sales	2,458,713	86.9	2,137,677	86.3	9,498,456	86.6	8,624,838	86.2
GROSS PROFIT	369,235	13.1	338,172	13.7	1,464,362	13.4	1,378,761	13.8
CARMAX AUTO FINANCE INCOME	75,958	2.7	66,073	2.7	299,267	2.7	262,185	2.6
Selling, general and administrative expenses	265,475	9.4	243,479	9.8	1,031,034	9.4	940,786	9.4
Interest expense	7,997	0.3	8,351	0.3	32,357	0.3	33,714	0.3
Other income	430	―	345	―	1,113	―	464	―
Earnings before income taxes	172,151	6.1	152,760	6.2	701,351	6.4	666,910	6.7
Income tax provision	64,930	2.3	57,729	2.3	267,067	2.4	253,115	2.5
NET EARNINGS	$107,221	3.8	$95,031	3.8	$434,284	4.0	$413,795	4.1
WEIGHTED AVERAGE COMMON SHARES:
Basic	227,329		226,822		228,095		226,282
Diluted	231,136		231,300		231,823		230,721
NET EARNINGS PER SHARE:
Basic	$0.47		$0.42		$1.90		$1.83
Diluted	$0.46		$0.41		$1.87		$1.79

(1)Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of February 28 or 29
(In thousands except share data)	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$449,364	$442,658
Restricted cash from collections on auto loan receivables	224,287	204,314
Accounts receivable, net	91,961	86,434
Inventory	1,517,813	1,092,592
Deferred income taxes	5,193	9,938
Other current assets	21,513	17,512
TOTAL CURRENT ASSETS	2,310,131	1,853,448
Auto loan receivables, net	5,895,918	4,959,847
Property and equipment, net	1,428,970	1,278,722
Deferred income taxes	145,875	133,134
Other assets	107,708	106,392
TOTAL ASSETS	$9,888,602	$8,331,543

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$336,721	$324,827
Accrued expenses and other current liabilities	147,821	128,973
Accrued income taxes	222	3,125
Short-term debt	355	943
Current portion of finance and capital lease obligations	16,139	14,108
Current portion of non-recourse notes payable	182,915	174,337
TOTAL CURRENT LIABILITIES	684,173	646,313
Finance and capital lease obligations, excluding current portion	337,452	353,566
Non-recourse notes payable, excluding current portion	5,672,175	4,509,752
Other liabilities	175,635	148,800
TOTAL LIABILITIES	6,869,435	5,658,431

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized;
225,906,108 and 227,118,666 shares issued and outstanding
as of February 28, 2013 and February 29, 2012, respectively	112,953	113,559
Capital in excess of par value	972,250	877,493
Accumulated other comprehensive loss	(59,808)	(62,459)
Retained earnings	1,993,772	1,744,519
TOTAL SHAREHOLDERS’ EQUITY	3,019,167	2,673,112
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,888,602	$8,331,543

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended February 28 or 29
(In thousands)	2013	2012
OPERATING ACTIVITIES:
Net earnings	$434,284	$413,795
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	95,283	82,812
Share-based compensation expense	62,112	48,089
Provision for loan losses	56,168	36,439
Loss on disposition of assets	1,995	2,569
Deferred income tax provision (benefit)	3,858	(872)
(Gain on) impairment of long-lived assets held for sale	(50)	248
Net (increase) decrease in:
Accounts receivable, net	(5,527)	33,163
Inventory	(425,221)	(43,115)
Other current assets	(3,252)	15,919
Auto loan receivables, net	(992,239)	(675,711)
Other assets	(1,722)	(6,986)
Net (decrease) increase in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(575)	43,138
Other liabilities	(3,555)	(11,652)
NET CASH USED IN OPERATING ACTIVITIES	(778,441)	(62,164)
INVESTING ACTIVITIES:
Capital expenditures	(235,707)	(172,608)
Increase in restricted cash from collections on
auto loan receivables	(19,973)	(43,262)
Increase in restricted cash in reserve accounts	(13,385)	(12,364)
Release of restricted cash from reserve accounts	17,368	12,096
Purchases of money market securities, net	(2,139)	(678)
Purchases of investments available-for-sale	(31,756)	(2,638)
Sales of investments available-for-sale	30,318	52
NET CASH USED IN INVESTING ACTIVITIES	(255,274)	(219,402)
FINANCING ACTIVITIES:
Decrease in short-term debt, net	(588)	(59)
Payments on finance and capital lease obligations	(14,083)	(12,560)
Issuances of non-recourse notes payable	5,851,000	5,130,000
Payments on non-recourse notes payable	(4,679,999)	(4,459,572)
Repurchase and retirement of common stock	(203,405)	―
Equity issuances, net	63,396	15,577
Excess tax benefits from share-based payment arrangements	24,100	9,717
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,040,421	683,103
Increase in cash and cash equivalents	6,706	401,537
Cash and cash equivalents at beginning of year	442,658	41,121
CASH AND CASH EQUIVALENTS AT END OF YEAR	$449,364	$442,658

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